REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


Board of Trustees and Shareholders
Neuberger Berman Income Funds
New York, New York


In planning and performing our audit of the
financial statements of Neuberger Berman Core Bond Fund
and Neuberger Berman New York Municipal Money
Fund, (the Funds), each a series of Neuberger
Berman Income Funds (the Trust) for the period
ended October 31, 2009, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered their
internal control over financial reporting, including
control activities for safeguarding securities, as a basis
for designing our auditing procedures for the purpose
of expressing our opinion on the financial
statements and to comply with the requirements of
Form NSAR, but not for the purpose of expressing an
opinion on the effectiveness of the Trusts internal
control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Trust is responsible for
establishing and maintaining effective internal control
over financial reporting.   In fulfilling this
responsibility, estimates and judgments by management are
required to assess the expected benefits and related
costs of controls.   A companys internal control over
financial reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
statements for external purposes in accordance with
generally accepted accounting principles.   A companys
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.





Board of Trustees and Shareholders
Neuberger Berman Income Funds
Page Two





Our consideration of the Trusts internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily
disclose all deficiencies in internal control that might be
material weaknesses under standards established by
the Public Company Accounting Oversight Board
(United States).   However, we noted no deficiencies
in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2009.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Neuberger Berman Income Funds and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.






		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 17, 2009